CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------




Board of Directors
Net Force Systems Inc.
St. John's Antigua


We hereby consent to the use in this Registration Statement of Net Force Systems Inc. on Form F-1of our report dated June 26, 2002 of Net Force Systems Inc. for the years ended April 30, 2002 and 2001, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.



H J & Associates, LLC
Salt Lake City, Utah
October 18, 2002